Exhibit 3 (a)

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
* * * * *
SOUTHWESTERN ELECTRIC POWER COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said corporation:

RESOLVED, that the Restated Certificate of Incorporation of Southwestern Electric Power Company be amended by changing Article IV, Paragraph 7(a) thereof so that, as amended, said Paragraph 7(a) of Article IV shall be and read as follows:

"(a)                      Each record holder of outstanding shares of Preferred Stock shall, at all meetings of stockholders of the corporation, have one (1) vote for each share of Preferred Stock held by such holder, and the Preferred Stock shall vote with the Common Stock and not as a separate class, except as expressly provided in Paragraph (4) or (5) of this Article IV or in this Paragraph (7) and except as may be required by law.  In such excepted cases, each record holder of outstanding shares of the Preferred Stock shall have ten (10) votes for each share of the Preferred Stock held by such holder, except as may be required by law, and shall not vote together with the Common Stock.  Each record holder of outstanding shares of Common Stock shall, at all meetings of stockholders of the corporation, have one (1) vote for each share of Common Stock held by him, except as otherwise provided in this Paragraph (7)."

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Southwestern Electric Power Company has caused this certificate to be signed by L. Rahmond Staggers, its Secretary, this 1st day of May, 2008.

                                    __/s/ L. Rahmond Staggers________
                                    By:  L. Rahmond Staggers
                                    Secretary

             SOUTHWESTERN ELECTRIC POWER COMPANY

               RESTATED CERTIFICATE OF INCORPORATION

                            Dated: December 14, 1970

                        (As Amended Through May 6, 1997)

     FIRST.  The name of this corporation is Southwestern Electric Power
Company.

     SECOND. The location of its principal office in the State of Delaware is in the City of Wilmington, County of New Castle. The name of the agent therein, and in charge thereof and upon whom legal process against this corporation may be served, is The Corporation Trust Company.

     THIRD. The nature of the business of, and the objects and purposes proposed to be transacted, promoted and carried on by, the corporation are to do any or all of the things herein mentioned and set forth, as fully and to the same extent, to all intents and purposes, as natural persons might or could do, and in any part of the world, namely:

          To produce, or in any manner acquire, and to sell and dispose of, and distribute, artificial gas, and its by-products and residual products, and to construct, or in any manner acquire, to own, hold, and operate, and to sell, exchange, lease and incumber, or in any manner dispose of, works, buildings, pipelines, mains, machinery, apparatus, appliances, facilities, rights, privileges, franchises, ordinances, and all such real and personal property as may be necessary, useful or convenient to the production, acquisition, storage and distribution of the aforesaid products.

          To mine for, prospect for, drill for, produce, buy and in any manner acquire, and to market, sell, transport and distribute, natural gas; to mine for, produce, buy and in any manner acquire, to refine, manufacture, into its several products to sell, market, distribute and transport, petroleum, and its products, and by-products, and to construct, lay, purchase, or in any manner acquire, to maintain and operate, and to sell, lease, encumber, or in any manner dispose of, works, buildings, pipelines, mains, machinery, apparatus, appliances, facilities, rights, privileges, franchises, ordinances, and all such real and personal property as may be necessary, useful or convenient to the production, acquisition, storage, transportation, and distribution of natural gas or petroleum, or both.

          To manufacture, buy, sell, rent and deal in stoves, engines, motors, lamps, and other apparatus and appliances calculated, directly or indirectly, to promote the consumption or use of natural or artificial gas or petroleum, or any of their products or by-products.

          To lease, buy, or otherwise acquire, to hold and operate and to sell, lease, incumber, or otherwise dispose of, petroleum oil and gas lands and leases, and right to explore for and remove natural gas and petroleum, and to take contracts for the drilling of oil and gas wells, and to carry out and execute the same.

          To generate, produce, buy, or in any manner acquire, and to sell, dispose of and distribute, electricity for light, heat, power and other purposes, and to construct, erect, or in any manner acquire, to own, hold and operate, and to sell, exchange, lease, incumber, or in any manner dispose of, works, poles, wires, conduits, subways, cables, machinery, apparatus, appliances, facilities, rights, privileges, franchises, ordinances and all such real and personal property as may be necessary, useful or convenient in the production, accumulation, sale, transmission, and distribution of electricity, and to manufacture, buy, sell, lease and deal in, fixtures, chandeliers, electroliers, brackets, lamps, globes, motors, generators, meters, dynamos, batteries and all other appliances, appurtenances and devices capable of being employed in connection with the generation, accumulation, distribution, transmission and use of electricity.

          To furnish light, heat and power by natural or artificial gas, electricity, steam, water or other means, and to acquire, operate and dispose of all such real and personal property, and such rights, privileges and franchises, as shall be necessary, useful or convenient to such ends.

          To construct, or in any manner acquire, to equip, to own, hold and operate, and to sell, exchange, lease, incumber, or in any manner dispose of, street railways, and interurban railways, for the transportation of passengers, merchandise, mail, express and other freight, and to acquire, hold, operate and dispose of such real and personal property, rights, privileges, franchises and ordinances, as may be necessary, useful or convenient for such purpose, including parks and other public places of amusement and attraction calculated to promote the use of any such street or interurban railway.

          To purchase, subscribe for, or in any manner acquire, to own, and hold, to receive and dispose of the income from, to sell, assign, transfer, pledge, mortgage, or in any manner dispose of, and to exercise all the rights of individual natural persons with respect to, any bonds, securities, and evidences of indebtedness, of, or shares of stock in, any corporation, association or joint stock company of the State of Delaware, or of any other state, territory or country.

          To sell, or in any manner dispose of, mortgage or pledge any stocks, bonds or other obligations, or any property, which at any time may be held by the Company, for its proper corporate purposes, as and when the Board of
     Directors shall determine.

          To manufacture, buy, sell and deal in ice; to carry on and conduct the business of cold storage, refrigeration or freezing; and to acquire by construction, purchase, or otherwise, and to maintain and operate any plant or property useful for any of said purposes.

     IN FURTHERANCE AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Delaware, it is expressly provided that the Company shall also have the following additional powers, namely:

          To acquire the good will, rights and property, and to undertake the whole or any part of the assets or liabilities, of any person, firm, association or corporation; to pay for the same in cash, the stock or bonds of this Company, or otherwise; to hold, or in any manner dispose of, the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

          To apply for, purchase, or in any manner acquire, and to hold, own, use and operate, and to sell, or in any manner dispose of, and to grant licenses or other rights, in respect of, and in any manner deal with, any and all rights, inventions, improvements and processes used in connection with or secured under letters patent or copyrights of the United States, or other countries, or otherwise, and to work, operate and develop the same, and to carry on any business, manufacturing or otherwise, which may, directly or indirectly, effectuate these objects, or any of them.

          To enter into, make, and perform contracts of every kind with any person, firm, association or corporation, county, parish, state, territory, or government, or other municipality, or governmental subdivision, and, without limit as to amount, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments, so far as may be permitted by the laws of the State of Delaware.

          To have one or more offices out of the State of Delaware, and to carry on its business and promote its objects without restriction as to place or amount.

          To guarantee any dividends or bonds or contracts or other obligations.

          While the owner of shares of stock of, or interests in, any corporation, joint stock company, firm, or association, to exercise all the rights and privileges of such ownership, including the right to vote thereon, and to do anything needful or convenient for the protection, improvement, betterment or enhancement in value of such shares of stock or interests, or any bonds or obligations owned by the Company, and to in any manner aid any such corporation, joint stock company, firm or association, the stock, bonds, or other obligations, of, or interests in, which are held by the Company.

          To do any or all of the things herein set forth to the same extent as natural persons might or could do, and in any part of the world, as principals, agents, contractors, trustees, or otherwise; and in general to carry on any business in connection therewith, whether manufacturing or otherwise, and with all the powers conferred by the laws of Delaware upon corporations organized under the Act* referred to in the last paragraph of the original Certificate of Incorporation of the corporation (which paragraph has been omitted from this Restated Certificate as stated above).

     FOURTH. The aggregate number of shares of stock of all classes which the corporation has authority to issue is Nine Million Four Hundred Sixty Thousand
(9,460,000) shares, of which Seven Million Six Hundred Thousand (7,600,000)
shares of the par value of Eighteen Dollars ($18) each shall be of a class designated Common Stock, and One Million Eight Hundred Sixty Thousand
(1,860,000) shares of the par value of One Hundred Dollars ($100) each shall be of a class designated Preferred Stock.

     Seventy-five Thousand (75,000) shares of the Preferred Stock shall be designated 5% Preferred Stock (the "5% Series") and shall constitute a series of the Preferred Stock; Twenty-five Thousand (25,000) shares of the Preferred Stock shall be designated 4.65% Preferred Stock (the "4.65% Series") and shall constitute a series of the Preferred Stock; Sixty Thousand (60,000) shares of the Preferred Stock shall be designated 4.28% Preferred Stock (the "4.28%
Series") and shall constitute a series of the Preferred Stock; and the remaining shares of the Preferred Stock may be issued as additional shares of the 5%
Series, the 4.65% Series or the 4.28% Series, or as shares of one or more other series, all as may be determined from time to time by the Board of Directors.
Shares of each series of the Preferred Stock shall have such designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of shares of such series adopted by the Board of Directors as hereinafter provided. The powers, preferences and rights of the classes of stock of the corporation and the qualifications, limitations or restrictions of such powers, preferences and rights, and the express grant of authority to the Board of Directors to fix by resolution or resolutions the designations and certain of the powers, preferences and rights of the shares of any additional series of the Preferred
Stock and the qualifications, limitations or restrictions of such powers, preferences and rights, to the extent not fixed herein, are as hereinafter provided.

- ------------
*    An Act of the Legislature of the State of Delaware entitled "An Act
     Providing A General Corporation Law", approved March 10, 1899, and the acts amendatory thereof and supplemental thereto.

     Authority is hereby expressly granted to the Board of Directors of the corporation to establish by resolution, from time to time, one or more other series of the Preferred Stock and to fix and determine the designations, rates of dividend, the dates from which dividends shall be cumulative, redemption prices and terms and conditions of redemption, the terms, provisions and conditions of any sinking fund, conversion rights, if any, and terms and conditions of conversion, the amounts payable in the event of the voluntary liquidation, dissolution or winding up of the corporation, and any other special rights which the Board of Directors may have authority under the laws of
Delaware to fix and determine, applicable to the shares of the respective series, provided that the terms and provisions set forth herein with respect to the Preferred Stock shall be applicable to all shares of the Preferred Stock of each series except as and to the extent otherwise provided herein or fixed and determined by the Board of Directors by resolution establishing a particular series pursuant to the authority herein vested in such Board. Any authorized and unissued shares of the Preferred Stock and any shares of the Preferred Stock from time to time having the status of unissued shares may be issued as shares of the 5% Series, the 4.65% Series or the 4.28% Series, or as shares of any one or more other series established by the Board of Directors as herein authorized.

     (1) The holders of shares of the Preferred Stock shall be entitled to receive, in respect of each share held, preferential dividends upon the par value thereof at the annual rate specified in the designation of such share, and no more, payable quarter-yearly on January first, April first, July first and
October first in each year, when and as declared by the Board of Directors, out of the surplus or net profits of the corporation. Such dividends shall be cumulative (a) as to the 75,000 outstanding shares of the 5% Series, from the first day of the dividend period in which such shares were originally issued,
(b) as to the 25,000 outstanding shares of the 4.65% Series and the 60,000 shares of the 4.28% Series initially to be issued, from the date of issue thereof, (c) as to the shares initially issued of any other series, from the date of issue or such other date as may be provided in the resolution of the
Board of Directors authorizing the initial issue of shares of such series, and
(d) as to additional shares of any then outstanding series, from the first day of the dividend period in which issued; and such dividends shall be paid, or declared and set apart for payment, before any dividends shall be declared or paid on or set apart for the Common Stock and before any payments are made to any sinking fund created as herein provided for any series of Preferred Stock, so that if for any past dividend period or the current dividend period dividends on the Preferred Stock (of all series) shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the Common Stock and before any payments are made to any sinking fund created for any series of Preferred Stock. No dividend shall at any time be paid on or set apart for any share of Preferred Stock, of any series, unless at the same time there shall be paid on or set apart for all shares of
Preferred Stock (of all series) then outstanding dividends in such amount that the holders of all shares of the Preferred Stock (of all series) shall receive or have set apart for them a uniform percentage of the full annual dividend to which they are, respectively, entitled. The term "dividend period" as used herein, refers to each period of three consecutive calendar months ending on the day next preceding the date on which dividends, if declared, shall be payable.
The holders of the shares of the Preferred Stock shall not be entitled to receive any dividends thereon other than cash dividends at no more than the annual rate specified in the designation of such shares. All shares of the
Preferred Stock at any time authorized, regardless of the series or designation thereof, shall constitute one class of stock and, except as to those provisions applicable only to the shares of a particular series as provided herein or as fixed and determined by the Board of Directors pursuant to the authority herein vested in the Board of Directors, shall be of equal rank and confer equal rights upon the holders thereof. Whenever full cumulative dividends as aforesaid upon the Preferred Stock (of all series) and upon any other shares of stock having priority as to dividends over the Common Stock, then outstanding, for all past dividend periods and for the current dividend period shall have been paid, or declared and set apart for payment, and after complying with all provisions in respect of any sinking fund or funds for the Preferred Stock of any series (if and to the extent compliance with such provisions is a condition precedent to the declaration or payment of dividends on Common Stock), the Board of Directors may declare and authorize the payment of dividends on the Common Stock of the corporation, SUBJECT, HOWEVER, to the restrictions hereinafter set forth.

     (2) In the event of the involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of the Preferred Stock (of all series)
then outstanding shall be entitled to be paid in full, out of the net assets of the corporation, the par value of their shares plus an amount equal to the accrued dividends on such shares, and no more, before any amount shall be paid or distributed to the holders of shares of the Common Stock. In the event of the voluntary liquidation, dissolution or winding up of the corporation, the holders of shares of the 5% Series, the 4.65% Series and the 4.28% Series then outstanding shall be entitled to be paid in full, out of the net assets of the corporation, the then effective respective redemption prices of such shares
(including an amount equal to the accrued dividends on such shares), and no more, before any amount shall be paid or distributed to the holders of shares of the Common Stock. After payment in full to the holders of all shares of the
Preferred Stock (of all series) and of all other shares of stock, if any, having priority over the Common Stock as to assets, then outstanding, of the amounts to which they are respectively entitled as herein provided, the remaining assets and profits shall be divided among and paid or distributed to the holders of shares of Common Stock.

     (3) The corporation, on the sole authority of its Board of Directors, shall have the right at any time or from time to time to redeem and retire all or any part of the Preferred Stock, or all or any part of the shares of one or more series of the Preferred Stock, upon and by the payment to the holders of the shares to be redeemed, or upon or by setting aside as hereinafter provided for the benefit of such holders, of the redemption price or prices fixed for the shares to be redeemed, which redemption price (a) in the case of shares of the
5% Series shall be $109 per share plus accrued dividends to the date of redemption, (b) in the case of shares of the 4.65% Series shall be $103.75 per share if the date of redemption is on or prior to July 1, 1959, and $102.75 per share if the date of redemption is subsequent to July 1, 1959, plus, in each case, accrued dividends to the date of redemption, and (c) in the case of shares of the 4.28% Series shall be $105.904 per share if the date of redemption is prior to January 1, 1960, $104.904 per share if the date of redemption is on or subsequent to January 1, 1960, and prior to January 1, 1965, and $103.904 per share if the date of redemption is on or subsequent to January 1, 1965, plus, in each case, accrued dividends to the date of redemption; PROVIDED that not later than on the thirtieth day prior to the date fixed for such redemption, notice of the intention of the corporation to redeem such shares, specifying the shares to be redeemed and the date and place of redemption, shall be given to the holders of record of the shares so to be redeemed, in the discretion of the Board of
Directors, either by publication in a newspaper of general circulation published in the City of Chicago, Illinois, and in a newspaper of general circulation in the City of New York, New York, or by depositing a copy of such notice in a
United States post office or mail box at any place in the United States addressed to each holder of record of the shares to be redeemed at his address as the same appears upon the records of the corporation; AND, PROVIDED FURTHER, that if such notice is given by mail, unintentional omissions or errors in names or addresses, or other defects in such mailing, shall not impair the validity of the notice of, or proceedings for, such redemption. In every case of the redemption of less than all the outstanding shares of any particular series of
Preferred Stock, the shares of such series to be redeemed shall be chosen by proration (so far as may be without the issuance of fractional shares), by lot or in such other equitable manner as may be prescribed by resolution of the
Board of Directors. The corporation may deposit, with a bank or trust company, which shall be named in the notice of redemption, shall be located in the City of New York, New York, or in Chicago, Illinois, and shall have capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in trust for the payment thereof on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit in trust may, at the option of the corporation, be upon terms whereby in case the holder of any shares of Preferred Stock called for redemption shall not, within ten years after the date fixed for redemption of such shares, claim the amount so deposited for the payment of the redemption price of such shares, such bank or trust company shall on demand, when requested by resolution of the Board of
Directors of the corporation or its successor, pay to or upon the written order of the corporation or its successor the amount so deposited, and thereupon such bank or trust company shall be released from any and all further liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the corporation or its successor for the payment thereof. Upon the giving of notice of redemption and upon the deposit of the redemption price, as aforesaid, or, if no such deposit is made, upon the redemption date (unless the corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall no longer be transferable on the books of the corporation, and said holders shall have no interest in or claim against the corporation or its successor with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption, as aforesaid, from said bank or trust company, or from the corporation or its successor, without interest thereon, upon surrender of the certificates for said shares as aforesaid. All shares of the Preferred Stock so redeemed shall be cancelled and retired.

     The term "accrued dividends," as used in this Article FOURTH, shall be deemed to mean, in respect of any share of the Preferred Stock (of any series)
as of any given date, the amount of dividends payable on such share, computed at the annual dividend rate stated in the designation of such share from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid, or which have been declared and set apart for payment, on such share. Accumulations of dividends shall not bear interest.

     Nothing herein contained shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the Preferred Stock of any series;
PROVIDED that the corporation shall not redeem, purchase or otherwise acquire less than all the outstanding shares of the Preferred Stock if at the time of such redemption, purchase or other acquisition dividends payable on the
Preferred Stock shall be in default in whole or in part unless, prior to or concurrently with such redemption, purchase or other acquisition, all such defaults in dividends shall have been cured, or unless such redemption, purchase or other acquisition shall have been ordered, approved or permitted by the
Securities and Exchange Commission or any successor commission under the Public
Utility Holding Company Act of 1935. All shares of the Preferred Stock so redeemed, purchased or acquired shall be cancelled and retired.

     (4) So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the affirmative vote or the consent of the record holders of at least two-thirds of the total number of shares of the Preferred
Stock (of all series) at the time outstanding:

          (a) create or authorize, by amendment to the Certificate of
     Incorporation or otherwise, shares of any class of stock ranking prior to the Preferred Stock as to dividends or assets or any security convertible into shares of such prior ranking stock, OR issue any of such prior ranking stock or any such convertible security after the expiration of one year from such vote or consent of the holders of the shares of the Preferred
     Stock; or

          (b) change, alter or repeal, by amendment to the Certificate of
     Incorporation or otherwise, any of the powers, preferences or rights of the holders of the shares of the Preferred Stock so as to affect adversely any of such powers, preferences or rights; PROVIDED that (i) any increase or decrease in the authorized amount of the Preferred Stock or the creation, or any increase or decrease in the authorized amount, of any class of stock ranking on a parity with the Preferred Stock as to dividends or assets shall not be deemed to affect adversely the powers, preferences or rights of the holders of the shares of the Preferred Stock and (ii) if any such change, alteration or repeal would affect adversely the powers, preferences or rights of the holders of shares of one or more, but less than all, of the series of the Preferred Stock at the time outstanding, the vote or consent only of the record holders of at least two-thirds of the total number of outstanding shares of the series so adversely affected shall be required.

     No vote or consent of the holders of the shares of the Preferred Stock shall be required in respect of any transaction enumerated in this Paragraph (4)
if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all outstanding shares of the
Preferred Stock the vote or consent of which would otherwise be required by this
Paragraph (4).

     No provision contained in this Paragraph (4) is intended or shall be construed to relieve the corporation from compliance with any applicable statutory provision requiring the vote or consent of the holders of a greater number of the outstanding shares of the Preferred Stock.

     (5) So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the affirmative vote or consent of the record holders of a majority of the total number of shares of the Preferred Stock (of all series) at the time outstanding:

          (a) merge or consolidate with or into any other corporation or corporations, or sell or otherwise dispose of all or substantially all of the assets of the corporation, unless such merger, consolidation, sale or other disposition, or the exchange, issuance or assumption of all securities to be exchanged, issued or assumed in connection with any such merger, consolidation, sale or other disposition, shall have been ordered, approved or permitted by the Securities and Exchange Commission or any successor commission under the Public Utility Holding Company Act of 1935;
     PROVIDED that the provisions of this subparagraph (a) shall not apply to the purchase or other acquisition by the corporation of the franchises or assets of another corporation in any manner not involving a statutory merger or consolidation; or

          (b) issue any shares of the Preferred Stock, including the reissuance of any shares thereof reacquired by the corporation, or shares of any other stock ranking on a parity with the Preferred Stock as to dividends or assets, for any purpose OTHER THAN [in exchange for or to effect the redemption or other retirement of not less than] an equal par amount or stated value of the Preferred Stock or of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets at the time outstanding, UNLESS (1) the gross income of the corporation (after deducting all taxes, including taxes based on income, and determined as hereinafter provided) for twelve consecutive calendar months ending within the fifteen calendar months immediately preceding the issuance of the shares to be issued shall have been at least one and one-half times the sum of (i) the annual interest charge on all indebtedness of the corporation which will be outstanding immediately after the issuance of the shares to be issued and (ii) the annual dividend requirement on all shares of the
     Preferred Stock and of any other stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets (including the shares to be issued) which will be outstanding immediately after the issuance of the shares to be issued; AND (2) the common stock equity of the corporation, computed as provided in Paragraph (6) hereof, shall be not less than the aggregate amount payable in the event of the involuntary liquidation, dissolution or winding up of the corporation in respect of all shares of the Preferred Stock and of any other stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets which will be outstanding immediately after the issuance of the shares to be issued.

     Gross income shall be determined in accordance with such system of accounts as may be prescribed by regulatory authorities having jurisdiction in the premises or, in the absence of any such system of accounts, in accordance with generally accepted accounting principles, provided that in computing gross income of the corporation for the purposes of subparagraph (b) of this Paragraph
(5), (i) in the event any additional property or assets are to be acquired by the corporation by the issuance, or the application of any of the proceeds from the issuance, of any shares of the Preferred Stock or of stock ranking on a parity with or junior to the Preferred Stock as to dividends or assets, to be then issued, the gross income of the property or assets to be so acquired
(computed on the same basis as the gross income of the corporation as herein provided and for the same period) may be included, on a pro forma basis, in making such computation of gross income of the corporation, and (ii) the amounts to be deducted from gross income as charges for depreciation, retirements, renewals and replacements and/or amortization shall not be less in the aggregate than an amount equal to 9% (or such other percentage as may upon application by the corporation be approved by the Securities and Exchange Commission, or any successor authority, under the Public Utility Holding Company Act of 1935) of the arithmetical average of the amount of depreciable property of the corporation at the beginning and the amount thereof at the end, of such 12-month period, in plant accounts of the corporation, with respect to which bonds may at the time be authenticated under any indenture securing first mortgage bonds of the corporation, determined in accordance with generally accepted principles of accounting, and provided that amounts included in plant acquisition adjustment account, or accounts of similar purpose, shall not be included in the amount of such property if adequate provision for the amortization of such amounts is made by current charges to income or surplus. In computing the annual interest charge and the annual dividend requirement referred to in said subparagraph (b), there shall be excluded the interest charges and dividend requirements on all indebtedness and shares of stock, respectively, which are to be redeemed or otherwise retired by the issuance, or the application of any of the proceeds from the issuance, of any shares of the Preferred Stock or of stock ranking prior to or on a parity with the Preferred Stock at to dividends or assets, then to be issued.

     If for the purpose of meeting the requirements of clause (2) of subparagraph (b) of this Paragraph (5), it shall have been necessary to take into consideration any earned surplus of the corporation, the corporation shall not thereafter pay any dividends on common stock (as defined in Paragraph (6) of this Article Fourth) in an amount which would result in reducing the common stock equity of the corporation, as defined in said Paragraph (6), to an amount less than the aggregate amount payable in the event of the involuntary liquidation, dissolution or winding up of the corporation in respect of all shares of the Preferred Stock and of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets at the time outstanding.

     No vote or consent of the holders of the Preferred Stock shall be required in respect of any transaction enumerated in this Paragraph (5) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all outstanding shares of the Preferred Stock the vote or consent of which would otherwise be required by this Paragraph (5).

     No provision contained in this Paragraph (5) is intended or shall be construed to relieve the corporation from compliance with any applicable statutory provision requiring the vote or consent of the holders of a greater number of the outstanding shares of the Preferred Stock.

     (6) So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not declare or pay any dividends on common stock of the corporation (as herein defined) EXCEPT AS FOLLOWS:

          (a) if and so long as the common stock equity (as herein defined) of the corporation on the last day of a calendar month immediately preceding the date on which a dividend on common stock is proposed to be declared is, or as a result of the payment of such dividend would become, less than 20%
     of total capitalization of the corporation (as herein defined), the corporation shall not (except as hereinafter provided) declare any such dividend in an amount which, together with all other dividends on common stock paid within the year ending with and including the date on which such dividend is proposed to be payable, exceeds 50% of the net income of the corporation available for dividends on common stock (determined as herein provided) for twelve consecutive calendar months ending on the last day of the calendar month immediately preceding the month in which such dividend is proposed to be declared; PROVIDED that if any dividends (or additional dividends) on common stock could have been declared under the foregoing limitation in any previous year or years, but were not declared, then such dividend proposed to be paid may exceed 50% of the above specified net income of the corporation by a total amount equal to the aggregate amount of all dividends on common stock that could have been so declared but were not declared; and

          (b) if and so long as the common stock equity on the last day of a calendar month immediately preceding the date on which a dividend on common stock is proposed to be declared is, or as a result of the payment of such dividend would become, less than 25% but not less than 20% of total capitalization, the corporation shall not (except as hereinafter provided)
     declare any such dividend in an amount which, together with all other dividends on common stock paid within the year ending with and including the date on which such dividend is proposed to be payable, exceeds 75% of the net income of the corporation available for dividends on common stock for twelve consecutive calendar months ending on the last day of the calendar month immediately preceding the month in which such dividend is proposed to be declared; PROVIDED that if any dividends (or additional dividends) on common stock could have been declared under the foregoing limitation of this paragraph in any previous year or years, but were not declared, then such dividend proposed to be paid may exceed 75% of the above specified net income of the corporation by a total amount equal to the aggregate amount of all dividends on common stock that could have been so declared but were not declared; and

          (c) at any time when the common stock equity is 25% or more of total capitalization, the corporation shall not declare dividends on common stock which would reduce the common stock equity below 25% of total capitalization, EXCEPT to the extent provided or permitted in subparagraphs
     (a) and (b) above.

     "Dividends on common stock" of the corporation shall mean and include all dividends on common stock (other than dividends payable solely in shares of
Common Stock or applied by the recipient to the purchase from the corporation of shares of its Common Stock), distributions on, and purchases or other acquisitions for value of, shares of Common Stock of the corporation or other stock of the corporation, if any, ranking junior to the Preferred Stock as to dividends or assets.

     "Common stock equity" of the corporation shall mean the aggregate of (a)
the par value of, or stated capital represented by, the outstanding shares of all stock of the corporation ranking junior to the Preferred Stock as to dividends or assets, and all premiums in respect of such junior ranking stock, as carried on the books of the corporation, and (b) the amount of all surplus accounts of the corporation, after deducting from such aggregate (1) the excess, if any, of the aggregate amount payable in the event of the involuntary liquidation, dissolution or winding up of the corporation in respect of all outstanding shares of stock of the corporation ranking prior to the Common Stock as to dividends or assets, over the aggregate par value of, or stated capital represented by, such outstanding shares of prior ranking stock and any premiums thereon, (2) any amounts recorded on the books of the corporation (estimated, if not known) for used or useful utility plant and other property in excess of the original cost of such plant or property, (3) any intangible items (such as unamortized debt discount and expense, capital stock discount and expense) set forth on the asset side of the balance sheet of the corporation as a result of accounting convention, (4) the excess, if any, for the period from February 1,
1940, to December 31, 1976, of an amount equal to 15% of the gross operating revenues derived by the corporation from the operation of its properties for such period (after excluding or deducting from such revenues all non-operating income, revenues derived directly from properties leased to the corporation, and the aggregate cost of electric energy and gas purchased for exchange or resale), over the aggregate amount charged or provided by the corporation on its books for maintenance, repairs and depreciation of property for such period; provided that no deduction shall be made or be required to be made for or in respect of any items or amounts referred to in clauses (2) and (3) of this paragraph in the event such items or amounts are being amortized or are provided for, or are being provided for, by reserves, and (5) the excess, if any, for the period beginning January 1, 1977, to the end of a month ending within ninety days next preceding the date as of which common stock equity is being determined, of an aggregate amount equal to 2.9% annually (or such other percentage as may upon application by the corporation be approved by the Securities and Exchange
Commission, or any successor authority, under the Public Utility Holding Company
Act of 1935) of the arithmetical average of the amount of depreciable property of the corporation at the beginning, and the amount thereof at the end, of each calendar year and portion thereof contained in such period, in plant accounts of the corporation, with respect to which bonds may at the time be authenticated under any indenture securing first mortgage bonds of the corporation, determined in accordance with generally accepted principles of accounting (excluding amounts included in plant acquisition adjustment account, or accounts of similar purpose, if adequate provision for the amortization of such amounts is made by current charges to income or surplus), over the aggregate amount charged or provided by the corporation on its books as charges for depreciation, retirements, renewals and replacements and/or amortization for such period.

     "Total capitalization" of the corporation shall mean the aggregate of (i)
the principal amount of all outstanding bonds, debentures, notes and other securities representing indebtedness (whether secured or unsecured) of the corporation maturing more than twelve months after the date as of which total capitalization is being determined, and (ii) the par value of, or stated capital represented by, the outstanding shares of the capital stock of all classes of the corporation, all premiums in respect of such stock, as carried on the books of the corporation, and the amount of all surplus accounts of the corporation,
AFTER DEDUCTING from such aggregate any amounts required to be deducted, in the determination of common stock equity, pursuant to the provisions of clauses (2)
and (3) of the foregoing definition of "common stock equity."

     "Net income of the corporation available for dividends on common stock"
shall be determined by deducting from the sum of the total operating revenues and other income of the corporation for any given period, all operating expenses for such period (including maintenance, repairs and depreciation, taxes based on income and all other taxes, all proper accruals, interest charges, amortization charges, other proper income deductions and dividends paid or accrued on outstanding shares of stock of the corporation ranking prior to the Common Stock as to dividends, for such period), all as determined in accordance with such system of accounts as may be prescribed by regulatory authorities having jurisdiction in the premises or, in the absence of any such system of accounts, in accordance with generally accepted accounting principles.

     (7) The voting rights of the holders of shares of the Preferred Stock and of the Common Stock of the corporation shall be as follows:

          (a) No holder of shares of the Preferred Stock shall be entitled to vote, at any meeting of stockholders of the corporation, for the election of directors or in respect of any other matter, EXCEPT as expressly provided in Paragraph (4) or (5) of this Article Fourth or in this
     Paragraph (7) AND EXCEPT as may be required by law. In such excepted cases, each record holder of outstanding shares of the Preferred Stock shall have one (1) vote for each share of the Preferred Stock held by him. Each record holder of outstanding shares of Common Stock shall, at all meetings of stockholders of the corporation, have one (1) vote for each share of Common
     Stock held by him, EXCEPT as otherwise provided in this Paragraph (7).

          (b) If and when dividends payable on the Preferred Stock shall be in default in an amount equivalent to four full quarter-yearly dividends or more per share on all shares of the Preferred Stock then outstanding, and thereafter until all dividends on such Preferred Stock in default shall have been paid, the record holders of the shares of the Preferred Stock, voting separately as one class, shall be entitled, at each meeting of the shareholders at which directors are elected, to elect the smallest number of directors necessary to constitute a majority of the full Board of
     Directors of the corporation, and EXCEPT as provided in the following subparagraph (c), the record holders of the shares of Common Stock, voting separately as a class, shall be entitled at any such meeting to elect the remaining directors of the corporation. The term of office of each director of the corporation shall terminate upon the election of his successor. At each election of directors by a class vote pursuant to the provisions of this paragraph, the class first electing the directors which it is entitled to elect shall name the directors who are to be succeeded by the directors then elected by such class, whereupon the term of office of the directors so named shall terminate. The term of office of the directors not so named shall terminate upon the election by the other class of the directors which it is entitled to elect.

          (c) If and when all dividends then in default on the Preferred Stock then outstanding shall be paid (and such dividends shall be paid, or declared and set apart for payment, out of any funds legally available therefor, as soon as reasonably practicable), the holders of the shares of the Preferred Stock shall thereupon be divested of the special right with respect to the election of directors provided for in subparagraph (b) of this Paragraph (7), and the voting power of the holders of the shares of the Preferred Stock and the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the
     Preferred Stock were not paid in full, but always subject to the same provisions for vesting such special rights in the record holders of shares of the Preferred Stock in case of further like default or defaults in the payment of dividends thereon as described in said subparagraph (b).
     Dividends shall be deemed to have been paid, as that term is used in this subparagraph (c), whenever such dividends shall have been declared and paid, or declared and provision made for the payment thereof, or whenever there shall be (i) funds available for the payment thereof and (ii)
     sufficient surplus or net profits of the corporation legally available for the payment thereof which shall have accrued since the date of the default giving rise to such special voting right; and thereupon the holders of a majority of the shares of the Common Stock shall have the right to elect directors to succeed those elected by the holders of the Preferred Stock,
     PROVIDED that in the event all dividends in default on the Preferred Stock at the time of the election of such successor directors shall not actually be paid or declared and set apart for payment within thirty days after such election, such successor directors so elected shall resign forthwith and the directors elected by the holders of the shares of the Preferred Stock shall forthwith be reelected to fill the vacancies so created and shall assume office as directors.

          (d) In case of any vacancy in the Board of Directors occurring among the directors elected by the holders of the shares of the Preferred Stock, voting separately as a class, pursuant to subparagraph (b) of this
     Paragraph (7), the remaining directors elected by such holders, by the affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant. Likewise, in case of any vacancy in the
     Board of Directors occurring among the directors elected by the holders of the shares of the Common Stock, voting separately as a class, pursuant to subparagraph (b) of this Paragraph (7), the remaining directors elected by such holders, by the affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant.

          (e) Whenever the right shall have accrued to the holders of the shares of the Preferred Stock, voting separately as a class, to elect directors, pursuant to subparagraph (b) of this Paragraph (7), it shall be the duty of the President, a Vice President or the Secretary of the corporation forthwith to call and cause notice to be given to the stockholders of the corporation entitled to vote of a meeting to be held, at such time as the officers of the corporation may fix, for the purpose of electing directors, provided that such meeting shall be held not less than 45 days, nor more than 90 days, after the accrual of such right to elect directors. At all meetings of stockholders at which directors are elected during such times as the holders of shares of the Preferred Stock shall have the special right, voting separately as a class, to elect directors pursuant to subparagraph (b) of this Paragraph (7), the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of directors, and, except as hereinafter stated, the presence in person or by proxy of the holders of a majority of the outstanding shares of all series of the Preferred Stock shall be required to constitute a quorum of such class for the election of directors; PROVIDED, HOWEVER, that (i) the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting, or adjournment thereof, of directors by the other such class if the necessary quorum of the holders of stock of such class is present in person or by proxy at such meeting, and
     (ii) in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class, and (iii) at any such adjourned meeting, the presence in person or by proxy of the holders of not less than
     35% of the outstanding shares of the Preferred Stock shall constitute a quorum of the Preferred Stock for the election of directors by such class, and (iv) if at any such adjourned meeting the holders of at least 35% of the outstanding shares of the Preferred Stock shall not be present in person or by proxy, the directors to be elected by such class shall be elected by vote of the holders of not less than a majority of the outstanding shares of Common Stock. Not less than thirty days' notice in writing of any such adjourned meeting shall, upon request, be given by the
     Company at its expense to the record holders of such class or classes.

          (f) In consideration of the issue, sale or delivery by the corporation, and the purchase or other acquisition by the holders thereof, of shares of the capital stock (both preferred and common) of the corporation, each and every present and future holder of shares of the capital stock (both preferred and common) of the corporation shall be conclusively deemed, by purchasing, acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions of this Paragraph (7) and to have agreed that the voting rights of such holder, and the restrictions and qualifications thereof, shall be as set forth in this Paragraph (7).

          (g) Except when some mandatory provision of law shall be controlling and except as otherwise provided in Paragraph (4) of this Article Fourth, no particular series of the Preferred Stock shall be entitled to vote as a separate series or class on any matter and all shares of the Preferred
     Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the stockholders of the corporation by classes may now or hereafter be required.

     (8) The rights of the holders of shares of the Preferred Stock shall not be deemed to be adversely affected by any increase in the number of authorized or outstanding shares of Common Stock, or the creation and issue of shares of any class of stock subordinate in all respects to the rights of the Preferred Stock.

     (9) No share of stock or evidence of indebtedness shall be deemed to be
"outstanding," as that term is used in this Certificate of Incorporation (as amended), if prior to or concurrently with the event in reference to which a determination as to the amount thereof outstanding is to be made, the requisite funds for the redemption, payment or other retirement thereof shall be deposited in trust for that purpose and, in the case of redemption, the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be irrevocably authorized and directed to give or complete such notice of redemption.

     (10) No holder of shares of stock of any class of the corporation shall be entitled, as a matter of right, to subscribe for, purchase or receive any shares of stock of any class of the corporation, or any rights or options of the corporation which it may issue or sell, whether out of the number of shares now authorized or hereafter authorized. Nor shall any holder of shares of stock of any class of the corporation be entitled, as a matter of right, to subscribe for, purchase or receive any shares of stock or bonds, debentures or other obligations which the corporation may issue or sell, which shall be convertible into or exchangeable for stock of any class of the corporation, or to which shall be attached or appertain any warrant or warrants (or other instrument or instruments) which shall confer upon the holder or owner the right to subscribe for or purchase from the corporation any shares of its capital stock of any class; and all such additional issues of shares of stock of any class, or of rights or options, or of bonds, debentures or other obligations convertible into or exchangeable for stock or to which such warrants or other instruments shall be attached or appertain, may be issued and disposed of as determined by the
Board of Directors to such persons (whether stockholders or not), at such times, for such consideration and upon such terms, permitted by the laws of Delaware, as the Board of Directors in its absolute discretion may deem advisable.

     (11) The corporation reserves the right to increase or decrease its authorized capital stock or any class thereof, or any series of any such class, or to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation (as amended) of the corporation, or in this amendment or any future amendment to said Certificate, in the manner now or hereafter prescribed by law, BUT SUBJECT to such conditions and limitations as are hereinbefore prescribed; and all rights granted to or conferred upon stockholders in the Certificate of Incorporation (as amended) of the corporation, or in this amendment or any future amendment to said
Certificate, are granted and conferred subject to this reservation.

     (12) Neither a consolidation or merger of the corporation with or into any other corporation, nor a merger of any other corporation into the corporation, nor the purchase or other acquisition, redemption or other retirement by the corporation of all or any part of the outstanding shares of its Preferred Stock of any class, shall be deemed to be a distribution of assets, or a liquidation, dissolution or winding up, of the corporation within the meaning of any of the provisions of the Certificate of Incorporation (as amended) of the corporation, as then in effect.

     (13) The amount of capital stock with which the corporation will commence business is the sum of Five Thousand Dollars ($5,000.00), being Fifty (50)
shares of the Common Stock of the corporation.

     FIFTH.  The corporation is to have perpetual existence.

     SIXTH.  The private property of the stockholders shall not be subject to the payment of corporate debts to any extent
whatever.

     SEVENTH. The number of Directors of the corporation shall be fixed from time to time by the By-laws, and such number may be increased or decreased in such manner as may be provided in the By-laws. In case of any increase in the number of Directors, the additional Directors shall be elected, as may be provided by the By-laws, by the Directors then in office, or by the stockholders at an annual or special meeting. In case of any vacancy in the Board of
Directors through death, resignation, disqualification or other cause, the remaining Directors may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until the election of his successor.

     Subject always to By-laws made by the stockholders the Board of Directors may make By-laws from time to time, and may alter, amend or repeal such By-laws, but any By-laws made by the Board of Directors may be altered, amended or repealed by the stockholders, at any annual meeting, or at any special meeting, provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such special meeting.

     With the consent of the holders of two-thirds in amount of each class of stock of the corporation at the time outstanding, such consent being expressed in writing or by a vote at any special meeting called for such purpose, the
Directors shall have authority to dispose, in any manner, of the whole property of the corporation, including the franchises and good will thereof, and to receive any form of consideration therefor, including bonds, debentures or obligations of, or shares of stock in, any corporation, or any other or different form of consideration.

     The Board of Directors shall have power to fix and to determine, and to vary, the amount of the working capital of the Company, and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; and to determine the date or dates for the declaration and payment of dividends.

     The Board of Directors, by the affirmative vote of a majority of the whole
Board, may appoint from the Directors an Executive Committee, of which a majority shall constitute a quorum, and, to such extent as shall be provided in the By-laws or in the resolution appointing them, such Committee shall have and may exercise all or any of the powers of the Board of Directors, including the power to cause the seal of the corporation to be affixed to all papers that may require it. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint any other standing committees, and such standing committees shall have and may exercise such powers as shall be authorized by the
By-laws or by the resolution appointing them. The Board of Directors may appoint not only other officers of the Company, but also one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, and, to the extent provided in the By-laws or in the resolution appointing them, the persons so appointed, respectively, shall have and may exercise all the powers of the President, Secretary and Treasurer, respectively. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board. Any other officer or employee of the Company may be removed at any time by vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-laws or by resolution of the Board.

     Subject to the provisions of the statute under which this corporation is organized, the corporation may keep its books outside of the state.

     The Board of Directors shall have power from time to time to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by statute, or authorized by the Directors, or by a resolution of the stockholders.

     It is the intention that the objects, purposes and powers specified in
Section numbered "THIRD" hereof shall, except where otherwise specified in said
Section, be in nowise limited or restricted by reference to or inference from the terms of any other section or paragraph in this Restated Certificate, but that the objects, purposes and powers specified in said Section numbered
"THIRD", and in each of the clauses or paragraphs in this Charter or Restated
Certificate, shall be regarded as independent objects, purposes and powers.

              CERTIFICATE OF AMENDMENT
                                 TO
    RESTATED CERTIFICATE OF INCORPORATION
                                 OF
    SOUTHWESTERN ELECTRIC POWER COMPANY

              Southwestern Electric Power Company, a Delaware corporation (the
"corporation"), certifies as follows:

              1. In accordance with the provisions of Section 242 of Title 8 of the Delaware Code, the Board of Directors and the Preferred and Common
Stockholders of the corporation have duly adopted the following amendments to the corporation's Restated Certificate of Incorporation, as heretofore amended
(the "Certificate"):

              2.     Paragraph (5), subsection (b), of Article "Fourth" of the
Certificate is further amended to read as follows:

              "(b) issue any shares of the Preferred Stock, including the reissuance of any shares thereof reacquired by the corporation, or shares of any other stock ranking on a parity with the Preferred Stock as to dividends or assets, for any purpose OTHER THAN [in exchange for or to effect the redemption or other retirement of not less than] an equal par amount or stated value of the Preferred Stock or of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets at the time outstanding, UNLESS (1) the gross income of the corporation
       (after deducting all taxes, including taxes based on income, and determined as hereinafter provided) for twelve consecutive calendar months ending within the fifteen calendar months immediately preceding the issuance of the shares to be issued shall have been at least one and one-half times the sum of (i) the annual interest charge on all indebtedness of the corporation which will be outstanding immediately after the issuance of the shares to be issued and (ii) the annual dividend requirement on all shares of the Preferred Stock and of any other stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets (including the shares to be issued) which will be outstanding immediately after the issuance of the shares to be issued;
       AND (2) the common stock equity of the corporation, computed as provided in Paragraph (6) hereof, shall be not less than the aggregate amount payable in the event of the involuntary liquidation, dissolution or winding up of the corporation in respect of all shares of the Preferred
       Stock and of any other stock ranking prior to or on a parity with the
       Preferred Stock as to dividends or assets which will be outstanding immediately after the issuance of the shares to be issued."

              3.     Paragraph 5, subsection (c), of Article "Fourth" of the
Certificate is further amended by deleting Paragraph 5, subsection (c) in its entirety.

              IN WITNESS WHEREOF, Southwestern Electric Power Company has caused this Certificate of Amendment to be signed by Michael D. Smith, its President, and its corporate seal to be hereunto affixed and attested by Marilyn S.
Kirkland, its Secretary, this 2nd day of May, 1997.

                                  SOUTHWESTERN ELECTRIC POWER COMPANY

                                  By /S/ MICHAEL D. SMITH
                                           President

(CORPORATE SEAL)

ATTEST:

 /S/ MARILYN S. KIRKLAND
       Secretary